Exhibit 4.3

                         WARRANT AGREEMENT


          AGREEMENT, dated as of February 21, 1997, by and among IFS INTERNATIONAL, INC., a Delaware corporation (the "Company"), AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Warrant Agent (the "Warrant Agent"), and DUKE & CO., INC., a Florida corporation (the "Underwriter").


                        W I T N E S S E T H

          WHEREAS, pursuant to an underwriting agreement (the "Underwriting Agreement") dated February 21, 1997 between the Company and the Underwriter, in connection with (i) a public offering pursuant to a Registration Statement on Form SB-2 (Registration No. 333-11653) (the "Registration Statement") filed pursuant to the Securities Act of 1933, as amended (the "Act"), and declared effective by the Securities and Exchange Commission on February 21, 1997 of 1,200,000 shares of its Series A Convertible Preferred Stock (the "Preferred Stock") and 1,700,000 Redeemable Series A Convertible Preferred Stock Warrants (the "Warrants") (and up to 180,000 additional shares of Preferred Stock and up to 255,000 additional Warrants covered by an over-allotment option granted by the Company to the Underwriter), and (ii) the issuance to the Underwriter or its designees of warrants to purchase up to an aggregate of 120,000 shares of Preferred Stock and/or 170,000 Warrants (the "Underwriter's Warrants"), the Company will issue up to an aggregate of 2,095,000 Warrants; and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof;

          NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

          SECTION 1.  DEFINITIONS.   As  used herein, the following terms
shall have the following meanings, unless the context shall otherwise require:

          (a) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located on the date hereof at 40 Wall Street, New York, New York 10005.

          (b) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (i) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (ii) payment in cash, or by official bank or certified check made payable to the Warrant Agent, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

          (c) "Initial Warrant Exercise Date" shall mean, as to each Warrant, February 21, 1999, except that (i) in the event the Company gives notice of redemption of the Warrants in accordance with Section 8 hereof prior to February 21, 1999 or (ii) in the event the Company gives notice of the mandatory conversion of the Preferred Stock prior to February 21, 1999 in accordance with the terms and conditions of the Preferred Stock as set forth in the Certificate of Designations and Preferences filed with the Secretary of State of Delaware with respect to the Preferred Stock (the "Certificate of Designations"), the exercise period of the Warrants will commence on the date on which notice of such redemption or mandatory conversion is given by the Company.

          (d) "Market Price" shall mean, if the Preferred Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on The Nasdaq Stock Market, the last reported sale price of the Preferred Stock on such exchange or The Nasdaq Stock Market, as the case may be, on the applicable day or, if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or The Nasdaq Stock Market, as the case may be.

          (e) "Preferred Stock" shall mean Series A Convertible Preferred Stock of the Company, $.001 par value; provided, however, that the shares issuable upon exercise of the Warrants shall include (i) in the case of any consolidation, merger, sale or conveyance of the character referred to in Section 9(d) hereof, the stock, securities, or property provided for in such section or (ii) in the case of any reclassification or change in the outstanding shares of Preferred Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Preferred Stock as so reclassified or changed.

          (f) "Purchase Price" shall mean the price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $6.25 per share, subject to adjustment from time to time pursuant to the provisions of Section 9 hereof, and subject to the Company's right to reduce the Purchase Price upon notice to all Warrant Holders.

          (g) "Redemption Price" shall mean the price at which the Company may, at its option, redeem the Warrants in accordance with the terms hereof, which price shall be $.10 per Warrant, subject to adjustment from time to time pursuant to the provisions of Section 9 hereof.

          (h) "Registered Holder" shall mean the person in whose name any certificate representing Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

          (i)  "Transfer  Agent"  shall  mean  American  Stock Transfer &
Trust Company, as the Company's transfer agent, or its authorized successor, as such.

          (j) "Warrant Expiration Date" shall mean, with respect to each Warrant, 5:00 p.m. (Eastern time) on February 20, 2002, or the Redemption Date as defined in Section 8, whichever is earlier; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (Eastern time) on the next following day which in the State of New York is not a holiday nor a day on which banks are authorized to close. Upon notice to all Warrant
Holders,  the  Company  shall  have  the  right  to  extend  the  Warrant
Expiration Date.

          SECTION 2.  WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES.

          (a) Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one (1) share of Preferred Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in
Section 9.

          (b) Upon execution of this Agreement, Warrant Certificates representing the number of Warrants sold pursuant to the Underwriting Agreement shall be executed by the Company and delivered to the Warrant Agent. Upon written order of the Company signed by its President or Chairman or a Vice President and by its Secretary or an Assistant Secretary, the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent.

          (c) From time to time up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing up to an aggregate of 2,095,000 shares of Preferred Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

          (d) From time to time up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date upon the exercise of fewer than all Warrants represented by any Warrant certificate to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; (v) those issued pursuant to the Underwriter's Warrants; and (vi) those issued at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Preferred Stock purchasable upon exercise of the Warrants or the Redemption Price therefor made pursuant to Section 9.

          (e) Pursuant to the terms of the Underwriter's Warrants, the Underwriter and its designees may purchase up to an aggregate of 170,000 Warrants.

          SECTION 3.  FORM AND EXECUTION OF WARRANT CERTIFICATES.

          (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A, and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the letter W on the Warrants.

          (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, by mutual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Section 4(a).

          SECTION 4.  EXERCISE

          (a) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the cash or check received from the exercise of a Warrant in an account for the benefit of the Company and shall notify the Company in writing of the exercise of the Warrants. Promptly following, and in any event within five (5) days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent to the person or persons entitled to receive the same a certificate or certificates for the securities deliverable upon such exercise (plus a Warrant Certificate for any remaining unexercised Warrants of the Registered Holder), provided that the Warrant Agent shall refrain from causing such issuance of certificates pending clearance of checks received in payment of the Purchase Price pursuant to such Warrants. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant to the Company or as the Company may direct in writing. Notwithstanding anything in the foregoing to the contrary, no Warrant will be exercisable unless at the time of exercise the Company has filed with the Securities and Exchange Commission a registration statement under the Act covering the shares of Preferred Stock issuable upon exercise of such Warrant and such shares have been so registered or qualified or deemed to be exempt under the securities laws of the state of residence of the Registered Holder of such Warrant. The Company shall use its best efforts to have all shares so registered or qualified on or before the date on which the Warrants become exercisable.

          (b) If, on the Exercise Date in respect of the exercise of any Warrant at any time on or after the first anniversary of the date hereof,
(i) the Market Price of the Preferred Stock is greater than the then Purchase Price of the Warrant, (ii) the exercise of the Warrant was solicited by the Underwriter at such time as the Underwriter is a member of the National Association of Securities Dealers, Inc. ("NASD"), (iii) the Warrant was not held in a discretionary account, (iv) disclosure of the compensation arrangement was made both at the time of the original offering and at the time of exercise, and (v) the solicitation of the exercise of the Warrant was not in violation of Rule 10b-6 or any successor rule promulgated under the Securities Exchange Act of 1934, as amended, which may be in effect as of such time of exercise, then the Underwriter shall be entitled to receive, upon exercise of the Warrant(s), a fee of five percent (5%) of the Purchase Price (the "Solicitation Fee"). Within five days after the exercise, the Warrant Agent shall send to the Underwriter a copy of the reverse side of the Warrant certificate relating to each Warrant exercised. In the event the Underwriter is entitled to a Solicitation Fee with respect to any such exercise, the Underwriter shall deliver to the Company (i) a copy of the reverse side of the Warrant(s) and (ii) a certificate, executed by the President or Vice President of the Underwriter, certifying that the conditions set forth above have been met with respect to such exercise. Within five days after receipt thereof by the Company, the Company shall remit to the Underwriter the Solicitation Fees to which the Underwriter is entitled. The Underwriter shall reimburse the Warrant Agent, upon request, for its reasonable expenses relating to compliance with this
Section 4(b). In addition, the Underwriter and the Company may, at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant certificates returned to the Warrant Agent upon exercise of Warrants. The provisions of this paragraph may not be modified, amended or deleted without the prior written consent of the Underwriter and the Company.

          SECTION 5.  RESERVATION OF SHARES; LISTING; PAYMENT  OF  TAXES;
ETC.

          (a) The Company has reserved, and covenants that it will at all times reserve and keep available out of its authorized Preferred Stock, solely for the purpose of issuance upon exercise of Warrants, such number of shares of Preferred Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Preferred Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof (other than those which the Company shall promptly pay or discharge) and that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other shares of outstanding Preferred Stock of the Company are then listed or, if applicable, The Nasdaq Stock Market.

          (b) The Company hereby agrees that, so long as any unexpired Warrants remain outstanding, the Company will file such post-effective amendments to the Registration Statement as may be necessary to permit it to deliver to each person exercising a Warrant a prospectus meeting the requirements of Section 10(a)(3) of the Act and otherwise complying therewith, and will deliver such a prospectus to each such person.

          (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants or the issuance or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Preferred Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same had paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

          (d) The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Preferred Stock issuable upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Preferred Stock issuable upon exercise of the Warrants, unless the Warrant Agent and the Transfer Agent are the same entity.

          SECTION 6.  EXCHANGE AND REGISTRATION OF TRANSFER

          (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of all the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

          (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing the aggregate number of Warrants so transferred.


          (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the "Election to Purchase" form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact authorized in writing.

          (d) A service charge may be imposed by the Warrant Agent for any exchange or registration of transfer of Warrant Certificates requested by a Registered Holder. In addition, the Company may require payment by such Registered Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

          (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly cancelled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or, with the prior written consent of the Underwriter, disposed of or destroyed, at the direction of the Company.

          (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary. The Warrants, which are being publicly offered with shares of Preferred Stock pursuant to the Underwriting Agreement, may be purchased separately from the shares and will be immediately transferable separately from the Preferred Stock.

          SECTION 7. LOSS OR MUTILATION. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe pursuant to Section 6(d) or otherwise.

          SECTION 8.  REDEMPTION

          (a) Commencing February 21, 1998, on prior written notice as required pursuant to the provisions of paragraph (b) of this Section 8 below, the Warrants may, with the prior consent of the Underwriter, be redeemed by the Company at the Redemption Price, provided the Market Price of the Company's Preferred Stock equals or exceeds $8.00 per share, subject to adjustment, for 20 consecutive trading days ending not more than three days prior to the date on which the Company gives notice of redemption. All Warrants must be redeemed if any of the Warrants are redeemed.

          (b) In case the Company shall desire to exercise its right to so redeem the Warrants, it shall request the Warrant Agent, or the Underwriter, to mail a notice of redemption to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not earlier than the forty-fifth (45th) day before the date fixed for redemption and not later than the thirtieth (30th) day before the date fixed for redemption, at such Registered Holder's last address as it shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

          (c) The notice of redemption shall specify (i) the Redemption Price, (ii) the date fixed for redemption, (iii) the place where the Warrant Certificates shall be delivered and the Redemption Price paid,
(iv) that the Underwriter will assist each Registered Holder of a Warrant in connection with the exercise thereof (if the Underwriter has conducted, or caused to be conducted, the mailing) and (v) that the right to exercise the Warrant shall terminate at 5:00 p.m. (Eastern time) on the business day immediately preceding the date fixed for redemption (the "Redemption Date"). No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of the Underwriter or the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          (d) Any right to exercise a Warrant that has been called for redemption shall terminate at 5:00 p.m. (Eastern time) on the business day immediately preceding the redemption date. On and after the Redemption Date, Holders of the redeemed Warrants shall have no further rights except to receive, upon surrender of the redeemed Warrant, the Redemption Price.

          (e) From and after the date specified for redemption, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the Redemption Price of each such Warrant. From and after the date fixed for redemption and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.

          SECTION 9. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK OR WARRANTS.

          (a) (i) In the event the Company shall, at any time or from time to time after the date hereof, issue any shares of Preferred Stock as a stock dividend to the holders of Preferred Stock, or subdivide or combine the outstanding shares of Preferred Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the applicable Purchase Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Preferred Stock outstanding immediately prior to such Change of Shares and the denominator of which shall be the total number of shares of Preferred Stock outstanding immediately after such Change of Shares.

               (ii) Subject to the exceptions referred to in Section 9(h), in the event that the Company shall at any time or from time to time issue or sell any shares of its Common Stock for a consideration per share of Common Stock less than the then applicable Purchase Price and more than the then applicable Stated Price of the Preferred Stock (as defined and determined pursuant to the terms of the Certificate of Designation), the Purchase Price shall thereupon be reduced to a price determined by dividing (x) an amount equal to the sum of (i) the number of shares of Common Stock of the Company outstanding immediately prior to such issue or sale multiplied by the then applicable Purchase Price plus
(ii) the consideration, if any, received by the Company upon such issuance or sale by (y) the total number of shares of Common Stock of the Company outstanding immediately after such issuance or sale. Subject to the exceptions referred to in Section 9(h) hereof, in case the Company shall, at any time after the date hereof, issue or sell any Derivative Securities (as defined in Section C.8. of the Certificate of Designation) for a consideration per share of Common Stock less than the then applicable Purchase Price and more than the then applicable Stated Price of the Preferred Stock, the Purchase Price in effect immediately prior to the issuance of such Derivative Securities shall thereupon be reduced to a price determined in accordance with this Section 9(a)(ii) hereof. For purposes of determining the number of shares of Common Stock outstanding before and after such issuance or sale, and the consideration received in connection therewith, the provisions of Section C.8. of the Certificate of Designation shall be deemed to apply in all respects.

          (b) Upon each adjustment of the applicable Purchase Price pursuant to this Section 9, the total number of shares of Preferred Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section 9(c)) be such number of shares (calculated to the nearest tenth) purchasable at the applicable Purchase Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the applicable Purchase Price in effect immediately prior to such adjustment and denominator of which shall be the applicable Purchase Price in effect immediately after such adjustment.

          (c) The Company may elect, upon any adjustment of the applicable Purchase Price hereunder, to adjust the number of Warrants outstanding, in lieu of adjusting the number of shares of Preferred Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Preferred Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the applicable Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Purchase Price in effect immediately after such adjustment. Upon each such adjustment of the number of Warrants, the Redemption Price in effect immediately prior to such adjustment also shall be adjusted by multiplying such Redemption Price by a fraction, the numerator of which shall be the Purchase Price in effect immediately after such adjustment and the denominator of which shall be the Purchase Price in effect immediately prior to such adjustment. Upon each adjustment of the number of Warrants pursuant to this Section 9, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates on the date of such adjustment Warrant Certificates evidencing, subject to Section 10, the number of additional Warrants, if any, to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by such Holder prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such Holder shall be entitled after such adjustment.

          (d) Unless there is a mandatory conversion of the Preferred Stock in connection with any such transaction pursuant to the Certificate of Designation, in the case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Preferred Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Preferred Stock that might have been purchased upon exercise of such Warrant, immediately prior to such consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The foregoing provisions shall similarly apply to successive consolidations, mergers, sales or conveyances.

          (e) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Preferred Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates, continue to express the applicable Purchase Price per share, the number of shares purchasable thereunder and the Redemption Price therefor as were expressed in the Warrant Certificates when the same were originally issued.

          (f) After each adjustment of the Purchase Price pursuant to this Section 9, the Company will promptly after the fiscal quarter in which such adjustment was triggered prepare a certificate signed by the Chairman or President, and by the Secretary or an Assistant Secretary, of the Company setting forth: (i) the applicable Purchase Price as so adjusted, (ii) the number of shares of Preferred Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the Registered Holder of each Warrant shall then be entitled, and the adjustment in Redemption Price resulting therefrom, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to the Underwriter and to each Registered Holder of Warrants at his or her last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          (g)  For  purposes  of  Section  9(a)  and  9(c)   hereof,  the
following provisions (i) and (ii) shall also be applicable.

               (i) The number of shares of Preferred Stock outstanding at any given time shall include shares of Preferred Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

               (ii) No adjustment of the Purchase Price shall be made unless such adjustment would require an increase or decrease of at least $0.05 in such price; provided that any adjustments which by reason of this clause (ii) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $0.05 in the Purchase Price then in effect hereunder.

          (h) No adjustment to the Purchase Price or to the number of shares of Preferred Stock purchasable upon the exercise of each Warrant will be made, however, with respect to the issuance or sale of any Excepted Security (as defined in the Certificate of Designation) or any shares of Common Stock issuable upon exercise, conversion or exchange thereof.

          (i) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 9, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.

          (j) If and whenever the Company shall grant to the holders of Preferred Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Preferred Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Preferred Stock, the Company shall concurrently therewith grant to each of the then Registered Holders of the Warrants all of such rights, warrants or options to which each such holder would have been entitled if, on the date of determination of stockholders entitled to the rights, warrants or options being granted by the Company, such holder were the holder of record of the number of whole shares of Preferred Stock then issuable upon exercise (assuming, for purposes of this Section 9(j), that the exercise of Warrants is permissible during periods prior to the Initial Warrant Exercise Date) of his Warrants. Such grant by the Company to the holders of the Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 9.

          (k) In case the Company shall, at any time prior to the exercise of a Warrant, make any distribution of its assets to holders of the Preferred Stock, then the Registered Holder of such Warrant who exercises his Warrant after the record date for determination of those Registered Holders of Preferred Stock entitled to such distribution of assets shall be entitled to receive, upon exercise of the Warrant, in addition to Preferred Stock, the amount of such distribution which would have been payable to such Registered Holder had he been the holder of record of the Preferred Stock receivable upon exercise of such Warrant on the record date for the determination of those entitled to such distribution.

          SECTION 10.  FRACTIONAL WARRANTS AND FRACTIONAL SHARES.

          (a) If the number of shares of Preferred Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 9 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

               (i) If the Preferred Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on The Nasdaq Stock Market, the current value shall be the last reported sale price of the Preferred Stock on The Nasdaq Stock Market or such exchange on the last business day prior to the date of exercise of the Warrant, or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

               (ii) If the Preferred Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of the Warrant; or

               (iii) If the Preferred Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

          SECTION 11. WARRANT HOLDERS NOT DEEMED STOCKHOLDERS. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Preferred Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Preferred Stock in accordance with the provisions hereof.

          SECTION 12. RIGHTS OF ACTION. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Preferred Stock in the manner provided in the Warrant Certificates and this Agreement.

          SECTION 13. AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

          (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

          (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 7 hereof.

          SECTION 14. CANCELLATION OF WARRANT CERTIFICATES. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and cancelled by it and retired.

          SECTION 15. CONCERNING THE WARRANT AGENT. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions of this Agreement. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any
stock  issued  upon   exercise   of   any   Warrant  is  fully  paid  and
nonassessable.

          The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price or the Redemption Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. The Warrant Agent shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

          The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company or for the Underwriter) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

          Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary, or Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

          The  Company   agrees  to  pay  the  Warrant  Agent  reasonable
compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except loses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

          In the event of a dispute under this Agreement between the Company and the Underwriter regarding proceeds received by the Warrant Agent from the exercise of the Warrants, the Warrant Agent shall have the right, but not the obligation, to bring an interpleader action to resolve such dispute.

          The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the
Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court shall be a bank or trust company having a capital and surplus as shown by its last published report to its stockholders, of not less than Ten Million ($10,000,000.00) Dollars, or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

          Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

          The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          SECTION 16. MODIFICATION OF AGREEMENT. Subject to the provisions of Section 4(b), the Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement
(i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; PROVIDED, HOWEVER, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than a majority of the outstanding Warrants, and PROVIDED, FURTHER, that no change in the number of or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed.

          SECTION 17. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made three days after such is mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at Rensselaer Technology Park, 185 Jordan Road, Troy, New York 12180,
Attention: Frank A. Pascuito, or at such other address as may have been furnished to the Warrant Agent in writing by the Company, with a copy sent to Parker Duryee Rosoff & Haft, P.C., 529 Fifth Avenue, New York, New York 10017, Attention: Michael D. DiGiovanna, Esq.; if to the Warrant Agent, at American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005; if to Duke & Co., Inc., at 909 Third Avenue, 7th Floor, New York, New York 10022, Attention: President, with a copy sent to Zimet, Haines, Friedman & Kaplan, 460 Park Avenue, New York, New York 10022, Attention: James Martin Kaplan, Esq.

          SECTION 18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

          SECTION 19. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and the Underwriter, and their respective successors and assigns, and the holders from time to time of the Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

          SECTION 20. TERMINATION. This Agreement shall terminate at the close of business on the Warrant Expiration Date of all the Warrants or such earlier date upon which all Warrants have been exercised and/or redeemed, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 15 hereof shall survive such termination.

          SECTION 21.  COUNTERPARTS.   This  Agreement may be executed in
several counterparts, which taken together shall constitute a single document.

          IN WITNESS WHEREOF, the parties hereto have caused this warrant Agreement to be duly executed as of the date first above written.

                                     IFS INTERNATIONAL, INC.


                                     By:
                                            Authorized Officer


                                     AMERICAN STOCK TRANSFER
                                       & TRUST COMPANY


                                     By:
                                            Authorized Officer


                                     DUKE & CO., INC.


                                     By:
                                            Authorized Officer

                             EXHIBIT A

               (FORM OF FACE OF WARRANT CERTIFICATE)


No.                                                      Warrants


                   VOID AFTER FEBRUARY 20, 2002



                WARRANT CERTIFICATE FOR PURCHASE OF
               SERIES A CONVERTIBLE PREFERRED STOCK


                      IFS INTERNATIONAL, INC.


              THIS CERTIFIES THAT FOR VALUE RECEIVED


or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Series A Convertible Preferred Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one (1) fully paid and nonassessable share of Series A Convertible Preferred Stock, $.001 par value (the "Preferred Stock"), of IFS INTERNATIONAL, INC., a Delaware corporation (the "Company"), at any time from February 21, 1999 (or earlier in certain circumstances as provided in the Warrant Agreement referred to below) to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Election to Purchase Form on the reverse hereof duly executed, at the corporate office of AMERICAN STOCK TRANSFER & TRUST COMPANY as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.25 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Warrant Agent.

          This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement") dated as of February 21, 1997, by and among the Company, the Warrant Agent and Duke & Co., Inc. (the "Underwriter").

          In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Preferred Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modifications or adjustments.

          Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Preferred Stock will be issued. In case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

          The term "Expiration Date" shall mean 5:00 p.m. (New York time) on February 20, 2002, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

          The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. This Warrant shall not be exercisable by a Registered Holder in any state in which it would be unlawful for the Company to deliver the shares of Preferred Stock upon exercise of the Warrants represented hereby.

          The Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment of this Warrant Certificate at such office for registration of transfer, together with any transfer fee and any tax or other governmental charge imposed in connection with such transfer, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

          Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

          Commencing February 21, 1998, this Warrant may, with the prior consent of the Underwriter, be redeemed at the option of the Company, at a redemption price of $.10 per Warrant, provided the Market Price (as defined in the Warrant Agreement) for the securities issuable upon exercise of such Warrant shall exceed $8.00 per share (subject to adjustment as set forth in the Warrant Agreement) for 20 consecutive trading days ending not more than three days prior to the date on which the Company gives notice of redemption. Notice of redemption shall be given not later than the thirtieth day, and not earlier than the forty fifth day, before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.10 per Warrant upon surrender of this Certificate.

          Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

          The Company has agreed to pay a fee of 5% of the Purchase Price to the Underwriter upon certain conditions as specified in the Warrant Agreement upon the exercise of this Warrant.

          This Warrant Certificate and each Warrant represented hereby shall be governed by and construed in accordance with the laws of the State of New York.

          This   Warrant   Certificate   shall   not   be   valid  unless
countersigned by the Warrant Agent.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized, and a facsimile of its corporate seal to be imprinted hereon.

                                     IFS INTERNATIONAL, INC.



                                     By

                                        Its



                                     By

                                        Its



Date:




                              [Seal]



COUNTERSIGNED:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent



By

   Its
   Authorized Officer

             (FORM OF REVERSE OF WARRANT CERTIFICATE)

                     ELECTION TO PURCHASE FORM

              To Be Executed by the Registered Holder
                   in Order to Exercise Warrants


          The undersigned Registered Holder hereby irrevocably elects
to exercise (                    ) Warrants represented by this Warrant
Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of


PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER






              [please print or type name and address]

and be delivered to






              [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

          The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. ("NASD"). If not solicited by an NASD member, please write "unsolicited" in the space below.

Please indicate the name of the NASD member firm which solicited the exercise of the Warrant.



                                   Name of soliciting NASD Member



Dated:
                                   Signature


                                   Street Address


                                   City, State and Zip Code


                                   Taxpayer ID Number

                                   Signature Guaranteed:

                            ASSIGNMENT

              To Be Executed by the Registered Holder
                    in Order to Assign Warrants

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER






              [please print or type name and address]

                      (                    ) of the Warrants  represented
by  this Warrant Certificate,  and  hereby  irrevocably  constitutes  and
appoints                        Attorney   to   transfer   this   Warrant
Certificate on the books of the Company, with full power of substitution in the premises.


Dated:

                                     Signature Guaranteed:





THE SIGNATURE TO THE ASSIGNMENT OR THE ELECTION TO PURCHASE FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS
WARRANT   CERTIFICATE  IN  EVERY  PARTICULAR,   WITHOUT   ALTERATION   OR
ENLARGEMENT  OR  ANY  CHANGE  WHATSOEVER,  AND  MUST  BE  GUARANTEED BY A
MEDALLION BANK.